Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-229641) and Form S-8 (Nos. 333-253152, 333-236399, 333-229622, 333-223018, 333-216104, 333-209689, 333-202532, and 333-199225) of HubSpot, Inc. of our report dated February 14, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 14, 2022